FOR IMMEDIATE RELEASE
Contact: Courtney Yopp Norris
(502) 636-4564
Courtney.Norris@kyderby.com

CHURCHILL DOWNS INCORPORATED REPORTS
2014 FOURTH-QUARTER AND FULL YEAR RESULTS

2014 FOURTH-QUARTER

•	Record net revenues of $168.3 million, a 4% increase over fourth-quarter 2013

•	Record Adjusted EBITDA of $28.5 million, up 47% over fourth-quarter 2013

•	Completed acquisition of Big Fish Games on December 16

2014 FULL YEAR

•	Record net revenues of $812.9 million, a 4% increase over 2013

•	Record Adjusted EBITDA of $202.5 million, up 15% over 2013

•	Record Kentucky Oaks & Derby Week Adjusted EBITDA, an $8.8 million increase over 2013

LOUISVILLE, Ky. (Wednesday, Feb. 25, 2015) - Churchill Downs Incorporated (CHDN: NASDAQ) (CDI or Company) today reported business results for the fourth-quarter and full year ended Dec. 31, 2014.

MANAGEMENT COMMENTARY
“The Company produced record net revenues and Adjusted EBITDA results for both the fourth-quarter and the full year of 2014,” said CDI Chief Executive Officer Bill Carstanjen. “While we closed our acquisition of Big Fish Games in December, our record performance over the course of 2014 was largely driven by our racing, casino and TwinSpires.com businesses. We look forward in 2015 to continuing the momentum in our traditional businesses as well as the new contributions of Big Fish Games and its exceptional team.”

CONSOLIDATED RESULTS
(in millions, except per share data):

	Fourth-Quarter			Full Year
	2014	2013	% Change	2014	2013	% Change
GAAP Measures:
Net revenues	$168.3	$162.4	4	$812.9	$779.3	4
(Loss) earnings from continuing operations	(13.8)	(5.6)	U	46.4	55.0	(16)
Diluted (loss) earnings from continuing operations per share	$(0.81)	$(0.32)	U	$2.64	$3.07	(14)
Net cash provided by operating activities	$27.4	$30.5	(10)	$141.6	$144.9	(2)

Non-GAAP Measure:
Adjusted EBITDA	$28.5	$19.3	47	$202.5	$176.2	15

U: > 100% unfavorable; F: > 100% favorable

Churchill Downs Incorporated Reports 2014 Fourth-Quarter and Year-End Results
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During the fourth-quarter of 2014, CDI net revenues increased $5.9 million, or 4%, from the prior year primarily due to the acquisition of Big Fish Games on December 16, 2014, offset by the loss of revenues from the cessation of pari-mutuel operations at Calder Race Course. Adjusted EBITDA for the quarter increased $9.2 million due to the acquisition of Big Fish Games, the improvement in profitability related to the cessation of pari-mutuel operations at Calder Race Course and an increase in Adjusted EBITDA related to CDI’s share of operating income from Miami Valley Gaming (MVG). Below the Adjusted EBITDA line, several Big Fish Games acquisition-related charges totaling $14.7 million impacted earnings (loss) and earnings (loss) per share figures. They consist of non-recurring transaction-related expenses of $6.4 million, adjustments of $3.8 million associated with the change in fair value of the earn-out and deferred founder liabilities recorded since the acquisition date, and $4.5 million reflecting the change in Big Fish Games deferred revenue primarily resulting from business combination accounting rules. Additionally, asset impairment charges of $4.8 million reflect $3.2 million for our investment in Luckity, which ceased operations during the quarter and $1.6 million for our unsuccessful attempt to obtain a New York gaming license in the Capital Region. Partially offsetting the unfavorable adjustments to earnings was a $4.6 million decline in share-based compensation to the prior year and pre-opening costs of $2.4 million incurred for MVG’s opening during December 2013.
During the year-ended December 31, 2014, CDI net revenues increased $33.6 million, or 4%, as revenues from the acquisitions of Oxford Casino and Big Fish Games coupled with a strong Kentucky Oaks & Derby week were partially offset by a decline in Racing Operations revenues from the cessation of pari-mutuel operations at Calder Race Course during the second half of the year and declines in revenues from certain other casino properties during the year. Adjusted EBITDA increased $26.3 million, or 15%, driven by increases of $11.8 million and $11.1 million from the Oxford Casino acquisition and the late 2013 opening of MVG, respectively. In addition, increased profitability from Kentucky Oaks & Derby week of $8.8 million and from the acquisition of Big Fish Games of $3.8 million more than offset the declines in TwinSpires.com from the loss of Texas resident wagering in September 2013 and new online pari-mutuel taxes imposed by New York on January 1, 2014.

CASINO RESULTS
(in millions):

	Fourth-Quarter			Full Year
	2014	2013	% Change	2014	2013	% Change

Net revenues	$78.7	$78.7	—	$329.0	$297.5	11
Adjusted EBITDA	22.7	18.8	21	101.1	80.6	25

During the fourth-quarter of 2014, Casino revenues remained flat as revenue increases at Oxford Casino were offset by declines at other casino properties. Casino Adjusted EBITDA increased $3.9 million, or 21%, primarily due to the inclusion of a full quarter of our share of operating income from MVG, which opened in December 2013, and improvements in profitability at our Oxford facility.

During the year-ended December 31, 2014, Casino revenues increased $31.5 million, or 11%, as revenues from the Oxford acquisition were offset by declines at our other casino properties due to general economic weakness during a majority of the year, a decline in wagering at our Louisiana properties which mirrored declines in the New Orleans market as a whole and the closure of poker operations at Calder Casino. Adjusted EBITDA during the year increased $20.5 million, or 25%, due to the increase in Oxford Adjusted EBITDA of $11.8 million and CDI’s share of operating income from MVG of $11.1 million.

Churchill Downs Incorporated Reports 2014 Fourth-Quarter and Year-End Results
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Improvements were partially offset by a decline in Adjusted EBITDA from Louisiana operations of $1.5 million and $0.6 million at our Mississippi casinos.

TWINSPIRES RESULTS
(in millions):

	Fourth-Quarter			Full Year
	2014	2013	% Change	2014	2013	% Change

Net revenues	$40.9	$40.6	1	$190.3	$184.5	3
Adjusted EBITDA	10.1	10.7	(5)	45.3	49.1	(8)
Total Handle	195.1	188.5	4	897.7	868.7	3

During the fourth-quarter of 2014, TwinSpires revenues increased $0.3 million from the prior year on increased handle of 4% driven by organic customer growth. Total wagering on U.S. thoroughbred racing declined 4% for the fourth-quarter, meaning TwinSpires growth outpaced the industry by 8 percentage points. Adjusted EBITDA declined $0.6 million, or 5%, due primarily to new online pari-mutuel taxes in New York.

During the year-ended December 31, 2014, TwinSpires revenues increased $5.8 million, or 3%, over the prior year, reflecting an increase of 3% in pari-mutuel handle compared to a total industry handle decline of 2.8%. Excluding the impact of wagering disruptions in Illinois and the loss of all online wagering in

Texas for all of 2014, TwinSpires’s handle increased 5.0% during the year, due in part to a 19% increase in unique players, and outpaced industry growth by 8 percentage points.

TwinSpires Adjusted EBITDA decreased $3.8 million for the year was driven by a $5.4 million decline on the loss of Texas resident wagering, and a $3.9 million decline on new online pari-mutuel taxes in New York. These losses were partially offset by organic handle growth of 5%, the reinstatement of Illinois resident online wagering, and improvements in our investment in HRTV.

RACING RESULTS
(in millions):

	Fourth-Quarter			Full Year
	2014	2013	% Change	2014	2013	% Change

Net revenues	$30.4	$38.4	(21)%	$261.5	$274.3	(5)%
Adjusted EBITDA	(5.4)	(8.1)	33%	61.2	50.3	22%
Total Handle	229.0	331.1	(31)%	1,470.0	1,806.1	(19)%

During the fourth-quarter of 2014, CDI Racing Operations revenues declined $8.0 million, or 21%, primarily due to the cessation of pari-mutuel operations at Calder Race Course. Racing Operations Adjusted EBITDA improved $2.6 million during the quarter primarily as a result of the cessation of pari-mutuel operations at Calder Race Course.

During the year-ended December 31, 2014, Racing Operations revenues decreased $12.8 million, or 5%, from the prior year. Calder revenues declined $17.5 million during the year primarily as a result of the closure of pari-mutuel operations in July 2014. Fairgrounds revenues declined $2.1 million due to inclement weather causing turf races to be moved to our dirt track and Arlington Park revenues declined

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due to tougher competition in the simulcast market. Partially offsetting these declines was an increase in Kentucky Oaks & Derby week revenues. Racing Operations Adjusted EBITDA increased $10.9 million, or 22%, due to increased profitability of $8.8 million generated by Kentucky Oaks & Derby week and improvements of Adjusted EBITDA at Calder of $3.3 million due to the cessation of pari-mutuel operations. Partially offsetting these gains was a loss at Churchill Downs, excluding Kentucky Oaks & Derby week, from declines in pari-mutuel revenues resulting from fewer starters per race.

BIG FISH GAMES RESULTS
(in millions):

CDI acquired Big Fish Games on December 16, 2014. The revenues recognized subsequent to the acquisition, of $13.9 million, were generated from its Premium Paid, Casino and Free-to-Play Casual games. Big Fish Games generated Adjusted EBITDA of $3.8 million since its acquisition. Only the financial results since the acquisition are included in the consolidated results of the Company.

The chart below includes fourth-quarter and full year bookings results for Big Fish Games. This chart is for informational purposes only as it includes pre-acquisition results. Therefore, a reconciliation to GAAP revenues is not provided. Bookings is a non-GAAP financial measure that is equal to the revenue recognized during the period plus the change in deferred revenue for the period. We record the sale of virtual goods, subscriptions, and paid downloads as deferred revenue and then recognize that revenue over the estimated average player life or as virtual goods are consumed. We use bookings as a leading indicator of revenue trends for the business.

	Fourth-Quarter			Full Year
	2014	2013	% Change	2014	2013	% Change

Bookings
Premium Paid	$32.3	$41.9	(23)	$140.4	$184.6	(24)
Casino	46.9	24.2	94	157.1	78.1	101
Free-to-Play Casual	16.2	5.4	200	38.6	15.4	151
Total Bookings	$95.4	$71.5	33	$336.1	$278.1	21

For the fourth-quarter, including results before CDI’s acquisition, Big Fish Games total bookings increased $23.9 million, or 33%, driven by a $22.7 million, or 94%, increase in Casino. The gains were driven by a 77% increase in quarterly average paying users and a 9% increase in average bookings per paying user compared to the fourth-quarter of 2013. Partially offsetting this increase was a $9.6 million, or 23%, decline in our Premium Paid business driven by customers continuing to shift from paid PC games to mobile free-to-play games along with a strengthening U.S. dollar (USD) currency resulting in lower USD bookings. Free-to-play Casual bookings jumped $10.8 million on the successful introduction of Gummy Drop! on iOS in the third-quarter and Android in the fourth-quarter of 2014.

Total year results, including results before CDI’s acquisition, were similar with Casino bookings more than doubling to $157 million driven by a 56% increase in average quarterly paying users and a 29% increase in average revenue per paying user.

BUSINESS RESULTS CONFERENCE CALL
A conference call regarding this news release is scheduled for Thursday, February 26, 2014, at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at www.churchilldownsincorporated.com or www.earnings.com, or by

Churchill Downs Incorporated Reports 2014 Fourth-Quarter and Year-End Results
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dialing (877) 372-0878 and entering the pass code 90181200 at least 10 minutes before the appointed time. International callers should dial (253) 237-1169. The online replay will be available at approximately noon EDT and continue for two weeks. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided a non-GAAP measurement, which presents a financial measure of earnings before interest, taxes, depreciation and amortization and certain other items as described in the Company’s Annual Report on Form 10K (“Adjusted EBITDA”). Churchill Downs Incorporated uses Adjusted EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. This non-GAAP measurement is not intended to replace the presentation of the Company’s financial results in accordance with GAAP.

ABOUT CHURCHILL DOWNS INCORPORATED
Churchill Downs Incorporated (CDI) (NASDAQ: CHDN), headquartered in Louisville, Ky., owns the world-renowned Churchill Downs Racetrack, home of the Kentucky Derby and Kentucky Oaks, as well as racetrack and casino operations in Miami Gardens, Fla.; racetrack, casino and video poker operations in New Orleans, La.; racetrack operations in Arlington Heights, Ill.; a casino resort in Greenville, Miss.; a casino hotel in Vicksburg, Miss.; a casino in Oxford, Maine; and a 50 percent owned joint venture, Miami Valley Gaming and Racing LLC, in Lebanon, Ohio. CDI also owns Big Fish Games, Inc., one of the world’s largest producers and distributors of casual games; the country's premier online wagering company, TwinSpires.com; the totalisator company, United Tote; Bluff Media, an Atlanta-based multimedia poker company; and a collection of racing-related telecommunications and data companies. Additional information about CDI can be found online at www.churchilldownsincorporated.com.

Information set forth in this news release contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements are made pursuant to the Act.

The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “hope,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions, including any disruptions in the credit markets; a decrease in consumers’ discretionary income; our continued ability to attract new users in the social gaming market, and to achieve significant engagement and monetization levels; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the overall economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the effect of any change in our accounting policies or practices; the financial performance of our racing operations; the impact of gaming competition (including lotteries, online gaming and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in the markets in which we operate; our ability to maintain racing and gaming licenses to conduct our businesses; the impact of live racing day competition with other Kentucky, Illinois, Louisiana or Ohio racetracks within those respective markets; the impact of higher purses and other incentives in states that compete with our racetracks; costs associated with our efforts in support of alternative gaming initiatives; costs associated with customer relationship management initiatives; a substantial change in law or regulations affecting pari-mutuel and gaming activities; a substantial change in allocation of live racing days; changes in Kentucky, Illinois, Louisiana or Ohio law or regulations that impact revenues or costs of racing operations in those states; the presence of wagering and gaming operations at other states’ racetracks and casinos near our operations; our continued ability

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to effectively compete for the country’s horses and trainers necessary to achieve full field horse races; our continued ability to grow our share of the interstate simulcast market and obtain the consents of horsemen’s groups to interstate simulcasting; our ability to enter into agreements with other industry constituents for the purchase and sale of racing content for wagering purposes; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to successfully complete any divestiture transaction; market reaction to our expansion projects; the ability of our totalisator company, United Tote, to maintain its processes accurately or keep its technology current; our accountability for environmental contamination; the ability of our online business to prevent security breaches within its online technologies; the loss of key personnel; the impact of natural and other disasters on our operations and our ability to obtain insurance recoveries in respect of such losses (including losses related to business interruption); our ability to integrate any businesses we acquire into our existing operations, including our ability to maintain revenues at historic levels and achieve anticipated cost savings; the impact of wagering laws, including changes in laws or enforcement of those laws by regulatory agencies; the outcome of pending or threatened litigation; changes in our relationships with horsemen's groups and their memberships; our ability to reach agreement with horsemen's groups on future purse and other agreements (including, without limiting, agreements on sharing of revenues from gaming and advance deposit wagering); the effect of claims of third parties to intellectual property rights; and the volatility of our stock price. You should read this discussion in conjunction with the condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for the year ended December 31, 2014 for further information.

Churchill Downs Incorporated Reports 2014 Fourth-Quarter and Year-End Results
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CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
for three months ended December 31,
(in thousands, except per common share data)

	2014	2013	% Change
Net revenues:
Racing	$30,384	$38,382	(21)
Casinos	78,692	78,665	—
TwinSpires	40,907	40,572	1
Big Fish Games	13,855	—	F
Other	4,470	4,741	(6)
	168,308	162,360	4
Operating expenses:
Racing	41,074	47,631	(14)
Casinos	59,034	61,181	(4)
TwinSpires	31,293	27,642	13
Big Fish Games	15,971	—	U
Other	6,303	8,614	(27)
Selling, general and administrative expenses	24,510	22,604	8
Acquisition related charges	3,826	—	U
Operating loss	(13,703)	(5,312)	U
Other income (expense):
Interest income	5	7	(29)
Interest expense	(5,735)	(2,092)	U
Equity in gains (losses) of unconsolidated investments	475	(2,460)	F
Miscellaneous, net	137	199	(31)
	(5,118)	(4,346)	(18)
Loss from continuing operations before income taxes	(18,821)	(9,658)	95
Income tax benefit	5,014	4,085	23
Loss from continuing operations	(13,807)	(5,573)	U
Discontinued operations, net of income taxes:
Loss from operations	—	(49)	(100)
Loss on sale of assets	—	(83)	(100)
Net loss	$(13,807)	$(5,705)	U

Net loss per common share data:
Basic
Loss from continuing operations	$(0.81)	$(0.32)	U
Discontinued operations	—	(0.01)	100
Net (loss) earnings	$(0.81)	$(0.33)	U
Diluted
Loss from continuing operations	$(0.81)	$(0.32)	U
Discontinued operations	—	(0.01)	100
Net (loss) earnings	$(0.81)	$(0.33)	U
Weighted average shares outstanding:
Basic	17,118	17,370
Diluted	17,118	17,370

Other comprehensive loss:
Foreign currency translation, net of tax	(125)	—	U
Other comprehensive loss	(125)	—	U
Comprehensive loss	$(13,932)	$(5,705)	U

Churchill Downs Incorporated Reports 2014 Fourth-Quarter and Year-End Results
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CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
for the years ended December 31,
(in thousands, except per common share data)

	2014	2013	% Change
Net revenues:
Racing	$261,453	$274,269	(5)
Casinos	329,010	297,473	11
TwinSpires	190,333	184,541	3
Big Fish Games	13,855	—	F
Other	18,283	23,042	(21)
	812,934	779,325	4
Operating expenses:
Racing	216,269	233,286	(7)
Casinos	244,051	222,879	9
TwinSpires	133,553	123,449	8
Big Fish Games	15,971	—	U
Other	24,188	26,540	(9)
Selling, general and administrative expenses	85,114	83,446	2
Acquisition related changes	3,826	—	U
Insurance recoveries, net of losses	(431)	(375)	15
Operating income	90,393	90,100	—
Other income (expense):
Interest income	20	112	(82)
Interest expense	(20,842)	(6,231)	U
Equity in gains (losses) of unconsolidated investments	6,328	(4,142)	F
Miscellaneous, net	619	5,667	(89)
	(13,875)	(4,594)	U
Earnings from continuing operations before provision for income taxes	76,518	85,506	(11)
Income tax provision	(30,161)	(30,473)	1
Earnings from continuing operations	46,357	55,033	(16)
Discontinued operations, net of income taxes:
Loss from operations	—	(50)	100
Loss on sale of assets	—	(83)	100
Net earnings	$46,357	$54,900	(16)

Net earnings per common share data:
Basic
Earnings from continuing operations	$2.67	$3.13	(15)
Discontinued operations	—	(0.01)	100
Net earnings	$2.67	$3.12	(14)
Diluted
Earnings from continuing operations	$2.64	$3.07	(14)
Discontinued operations	—	(0.01)	100
Net earnings	$2.64	$3.06	(14)
Weighted average shares outstanding:
Basic	17,271	17,294
Diluted	17,589	17,938

Other comprehensive loss:
Foreign currency translation, net of tax	(125)	—	U
Other comprehensive loss	(125)	—	U
Comprehensive income	$46,232	$54,900	(16)

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CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the three months ended December 31,
(in thousands, except per common share data)

	2014	2013	% Change

Net revenues from external customers:
Churchill Downs	$14,680	$14,311	3
Arlington	6,023	6,763	(11)
Calder	801	8,356	(90)
Fair Grounds	8,880	8,952	(1)
Total Racing	30,384	38,382	(21)
Calder Casino	18,443	18,842	(2)
Fair Grounds Slots	9,951	10,033	(1)
VSI	8,598	8,482	1
Harlow’s Casino	11,774	11,907	(1)
Oxford Casino	17,718	16,620	7
Riverwalk Casino	12,208	12,781	(4)
Total Casinos	78,692	78,665	—
TwinSpires	40,907	40,572	1
Big Fish Games	13,855	—	F
Other Investments	4,261	4,492	(5)
Corporate	209	249	(16)
Net revenues from external customers	$168,308	$162,360	4

Intercompany net revenues:
Churchill Downs	$1,187	$1,201	(1)
Arlington Park	972	285	F
Calder	—	346	(100)
Fair Grounds	345	296	17
Total Racing	2,504	2,128	18
TwinSpires	244	196	24
Other Investments	1,193	1,221	(2)
Eliminations	(3,941)	(3,545)	11
Net revenues	$—	$—	—

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Reconciliation of Segment Adjusted EBITDA to net earnings:
Racing	$(5,440)	$(8,078)	33
Casinos	22,744	18,843	21
TwinSpires	10,147	10,698	(5)
Big Fish Games	3,837	—	F
Other Investments	(1,382)	(889)	(55)
Corporate	(1,392)	(1,225)	(14)
Total Segment Adjusted EBITDA	28,514	19,349	47
Big Fish Games acquisition charges	(3,826)	—	U
Big Fish Games transaction expenses	(6,367)	—	U
Big Fish Games changes in deferred revenue	(4,497)	—	U
Share-based compensation expense	(1,365)	(5,915)	77
Pre-opening expenses	—	(2,409)	100
MVG interest expense, net	(590)	(170)	U
Asset impairment charges	(4,843)	—	U
Other charges	(184)	(2,500)	93
Depreciation and amortization	(19,933)	(15,928)	(25)
Interest income (expense), net	(5,730)	(2,085)	U
Income tax benefit	5,014	4,085	23
Loss from continuing operations	(13,807)	(5,573)	U
Discontinued operations, net of income taxes	—	(132)	100
Net loss	(13,807)	(5,705)	U
Foreign currency translation, net of tax	(125)	—	U
Comprehensive loss	$(13,932)	$(5,705)	U

Churchill Downs Incorporated Reports 2014 Fourth-Quarter and Year-End Results
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CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the years ended December 31,
(in thousands, except per common share data)

	2014	2013	% Change

Net revenues from external customers:
Churchill Downs	$143,191	$132,845	8
Arlington	60,312	64,483	(6)
Calder	19,325	36,264	(47)
Fair Grounds	38,625	40,677	(5)
Total Racing	261,453	274,269	(5)
Calder Casino	77,003	78,951	(2)
Fair Grounds Slots	40,774	42,156	(3)
VSI	34,369	35,931	(4)
Harlow’s Casino	50,199	52,440	(4)
Oxford Casino	76,526	34,350	123
Riverwalk Casino	50,139	53,645	(7)
Total Casinos	329,010	297,473	11
TwinSpires	190,333	184,541	3
Big Fish Games	13,855	—	F
Other Investments	17,125	21,899	(22)
Corporate	1,158	1,143	1
Net revenues from external customers	$812,934	$779,325	4

Intercompany net revenues:
Churchill Downs	$7,038	$6,686	5
Arlington	5,767	3,395	70
Calder	707	1,263	(44)
Fair Grounds	1,089	1,151	(5)
Total Racing	14,601	12,495	17
TwinSpires	958	853	12
Other Investments	4,130	4,409	(6)
Eliminations	(19,689)	(17,757)	11
Net revenues	$—	$—	—

Churchill Downs Incorporated Reports 2014 Fourth-Quarter and Year-End Results
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Reconciliation of segment Adjusted EBITDA to net earnings:
Racing	$61,160	$50,275	22
Casinos	101,106	80,631	25
TwinSpires	45,282	49,122	(8)
Big Fish Games	3,837	—	F
Other Investments	(3,857)	809	U
Corporate	(5,037)	(4,606)	(9)
Total segment Adjusted EBITDA	202,491	176,231	15
Insurance recoveries, net of losses	431	375	15
Big Fish Games acquisition charges	(3,826)	—	U
Big Fish Games transaction expenses	(6,367)	—	U
Big Fish Games changes in deferred revenue	(4,497)	—	U
HRE Trust Fund proceeds	—	4,541	(100)
Share-based compensation expense	(11,932)	(21,482)	(44)
Pre-opening expenses	(27)	(3,620)	(99)
MVG interest expense, net	(2,546)	(170)	U
Asset impairment charges	(4,843)	—	U
Other charges	(3,287)	(2,500)	31
Depreciation and amortization	(68,257)	(61,750)	11
Interest income (expense), net	(20,822)	(6,119)	U
Income tax provision	(30,161)	(30,473)	(1)
Earnings from continuing operations	46,357	55,033	(16)
Discontinued operations, net of income taxes	—	(133)	(100)
Net earnings	46,357	54,900	(16)
Foreign currency translation, net of tax	(125)	—	U
Comprehensive income	$46,232	$54,900	(16)

Churchill Downs Incorporated Reports 2014 Fourth-Quarter and Year-End Results
Page 13 of 16, Wednesday, February 25, 2015

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the three months and years ended December 31,
(in thousands)

	Three Months Ended December 31,		Change
Intercompany management fee (expense) income:	2014	2013	$	%
Racing	$(1,138)	$(1,478)	$340	23
Casinos	(2,279)	(2,350)	71	3
TwinSpires	(1,202)	(1,254)	52	4
Other Investments	(148)	(160)	12	8
Corporate Income	4,767	5,242	(475)	(9)
Total management fees	$—	$—	$—

	Year Ended December 31,		Change
Intercompany management fee (expense) income:	2014	2013	$	%
Racing	$(6,821)	$(6,978)	$157	2
Casinos	(8,129)	(7,238)	(891)	(12)
TwinSpires	(4,775)	(4,428)	(347)	(8)
Other Investments	(495)	(603)	108	18
Corporate Income	20,220	19,247	973	5
Total management fees	$—	$—	$—

Churchill Downs Incorporated Reports 2014 Fourth-Quarter and Year-End Results
Page 14 of 16, Wednesday, February 25, 2015

CHURCHILL DOWNS INCORPORATED CONSOLIDATED STATEMENTS OF CASH FLOWS Years ended December 31, (in thousands)

	2014	2013
Cash flows from operating activities:
Net earnings	$46,357	$54,900
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	68,257	61,750
Acquisition related charges	3,826	—
Asset impairment loss	3,247	—
Gain on sale of business and asset dispositions	(382)	(366)
Equity in (gains) losses of unconsolidated investments	(6,328)	4,142
Share-based compensation	11,931	21,482
Deferred tax provision	14,839	5,284
Other	619	689
Increase (decrease) in cash resulting from changes in operating assets and liabilities, net of business acquisitions and dispositions:
Restricted cash	9,468	6,359
Accounts receivable	(1,619)	(495)
Other current assets	(3,255)	1,372
Income taxes	206	(11,023)
Accounts payable	(8,385)	(5,879)
Purses payable	(7,669)	(6,594)
Accrued expenses	8,330	4,866
Deferred revenue	639	6,029
Other assets and liabilities	1,538	2,399
Net cash provided by operating activities	141,619	144,915
Cash flows from investing activities:
Additions to property and equipment	(54,486)	(48,771)
Acquisition of businesses, net of cash acquired	(366,045)	(154,872)
Acquisition of gaming licenses	(2,250)	(2,650)
Investment in joint ventures	(17,906)	(70,500)
Purchases of minority investments	(602)	(902)
Proceeds from sale of assets	981	15
Net cash used in investing activities	(440,308)	(277,680)
Cash flows from financing activities:
Borrowings on bank line of credit	804,986	740,131
Repayments of bank line of credit	(403,822)	(880,667)
Proceeds from bond issuance	—	300,000
Change in bank overdraft	(429)	(5,053)
Payments of dividends	(15,186)	—
Repurchase of common stock	(61,561)	—
Repurchase of common stock from share-based compensation	(15,021)	(10,723)
Common stock issued	7,475	1,135
Windfall tax provision from share-based compensation	7,708	2,981
Loan origination fees	(1,069)	(2,258)
Debt issuance costs	(1,032)	(5,250)
Net cash provided by (used in) financing activities	322,049	140,296
Net increase in cash and cash equivalents	23,360	7,531
Effect of exchange rate changes on cash	(132)	—
Cash and cash equivalents, beginning of year	44,708	37,177
Cash and cash equivalents, end of year	$67,936	$44,708

Churchill Downs Incorporated Reports 2014 Fourth-Quarter and Year-End Results
Page 15 of 16, Wednesday, February 25, 2015

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED BALANCE SHEETS
December 31,
(in thousands)

	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$67,936	$44,708
Restricted cash	26,065	36,074
Accounts receivable, net	75,890	46,572
Deferred income taxes	17,716	8,927
Income taxes receivable	29,455	12,398
Other current assets	24,665	12,036
Total current assets	241,727	160,715
Property and equipment, net	595,315	585,498
Investment in and advances to unconsolidated affiliates	109,548	86,151
Goodwill	839,520	300,616
Other intangible assets, net	549,972	198,149
Other assets	24,192	21,132
Total assets	$2,360,274	$1,352,261
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$45,597	$43,123
Bank overdraft	544	973
Purses payable	11,169	18,839
Account wagering deposit liabilities	18,137	18,679
Accrued expenses	91,056	67,328
Tax refund due to Big Fish Games former equity holders	18,087	—
Deferred revenue	51,833	49,078
Deferred revenue - Big Fish Games	41,747	—
Big Fish Games deferred payment, current	27,180	—
Current maturities of long-term debt	11,250	—
Dividends payable	17,419	15,186
Total current liabilities	334,019	213,206
Long-term debt, net of current maturities	459,105	69,191
Notes payable	300,000	300,000
Big Fish Games deferred payment, net of current amount due	51,620	—
Big Fish Games earnout liability	327,800	—
Other liabilities	21,718	17,753
Deferred revenue	16,489	16,706
Deferred income taxes	149,522	30,616
Total liabilities	1,660,273	647,472
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 250 shares authorized; no shares issued	—	—
Common stock, no par value; 50,000 shares authorized; 17,472 shares issued at December 31, 2014 and 17,948 shares issued at December 31, 2013	262,280	295,955
Accumulated other comprehensive loss	(125)	—
Retained earnings	437,846	408,834
Total shareholders’ equity	700,001	704,789
Total liabilities and shareholders’ equity	$2,360,274	$1,352,261

Churchill Downs Incorporated Reports 2014 Fourth-Quarter and Year-End Results
Page 16 of 16, Wednesday, February 25, 2015

CHURCHILL DOWNS INCORPORATED
JOINT VENTURE FINANCIAL STATEMENTS
for the three months and year ended December 31,
(Unaudited)

Summarized financial information for Miami Valley Gaming, LLC is comprised of the following (in thousands):

	Three Months Ended December 31,			Year Ended December 31,
	2014	2013	% Change	2014	2013	% Change
Gaming revenue	$27,183	$6,472	F	$126,111	$6,472	F
Non-gaming revenue	1,424	970	47%	6,257	5,479	14%
Net revenues	28,607	7,442	F	132,368	11,951	F
Operating and SG&A expenses	20,998	6,112	U	97,385	10,815	U
Adjusted EBITDA	7,609	1,330	F	34,983	1,136	F
Depreciation & amortization expenses	1,984	821	U	12,299	935	U
Pre-opening expenses	—	4,818	(100)%	54	7,240	(99)%
Operating income (loss)	5,625	(4,309)	F	22,630	(7,039)	F
Interest (expense) income, net	(1,175)	(397)	U	(4,829)	(397)	U
Net earnings (loss)	$4,450	$(4,706)	F	$17,801	$(7,436)	F

Reconciliation of operating income (loss) to Churchill Downs' Adjusted EBITDA	Three Months Ended December 31,			Year Ended December 31,
	2014	2013	% Change	2014	2013	% Change
Operating income (loss)	$5,625	$(4,309)	F	$22,630	$(7,039)	F
Pre-opening expenses	—	4,818	F	54	7,240	(99)%
	5,625	509	F	22,684	201	F
Churchill Downs' Adjusted EBITDA	$2,813	$255	F	$11,342	$101	F

	December 31, 2014	December 31, 2013
Assets
Current assets	$24,943	$18,001
Property and equipment, net	130,868	140,793
Other assets, net	105,059	80,408
Total assets	$260,870	$239,202

Liabilities and Members' Equity
Current liabilities	$16,775	$36,324
Current portion of long-term debt	8,332	8,471
Long-term debt, excluding current portion	26,584	32,287
Other liabilities	83	75
Members' equity	209,096	162,045
Total liabilities and members' equity	$260,870	$239,202